RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE FUND’S PROSPECTUS
DATED [_______], 2014 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE.  COPIES OF
THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AST FUND SOLUTIONS, LLC, THE INFORMATION AGENT.

Cornerstone Total Return Fund, Inc.
Incorporated under the laws of the State of New York

NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non - Transferable Subscription Rights to Purchase Shares of Common Stock of Cornerstone Total Return Fund, Inc.

Estimated Subscription Price:  $[_______] per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,
ON [_______], 2014, UNLESS EXTENDED BY THE FUND (THE “EXPIRATION DATE”)

REGISTERED
        OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each three (3) Rights entitles the holder thereof to subscribe for and purchase one share of Common Stock, with a par value of $0.001 per share, of Cornerstone Total Return Fund, Inc., a New York corporation, at an estimated subscription price (the “Estimated Subscription Price”) of $[_____] per share (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus accompanying this Subscription Rights Certificate.  If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the “Excess Shares”), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, as described in the Prospectus (the “Additional Subscription Privilege”).  In addition, the Fund may issue additional shares up to 100% of the shares available in the Rights Offering to honor Additional Subscription Privilege requests.  The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the estimated subscription price for each share of Common Stock in accordance with the Method of Payment Section on the reverse side of this Subscription Rights Certificate.

Witness the signatures of the duly authorized officers of Cornerstone Total Return Fund, Inc. Dated __________, 2014:

President and Principal Executive Officer	Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by first class mail: Boston Financial Data Services Cornerstone Total Return Fund, Inc. Rights Offering Att: Corporate Action Event Center P.O. Box 55025 Braintree, MA 02205	If delivering by mail or overnight courier: Boston Financial Data Services Cornerstone Total Return Fund, Inc Rights Offering Att: Corporation Action Event Center 30 Dan Road Canton, MA 02021

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below.  To subscribe for shares pursuant to your Additional Subscription Right, please also complete line (b) and sign under Form 3 below.  To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Right or the Additional Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Additional Subscription Right, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for ______________ shares x $ [_____]    =      $_______________
             (no. of new shares)                 (estimated            (amount enclosed)
                                                     subscription price)

(b) EXERCISE OF ADDITIONAL SUBSCRIPTION RIGHT

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares in an amount equal to up to 100% of the shares of Common Stock for which you are otherwise entitled to subscribe pursuant to your Additional Subscription Right:

I apply for ______________ shares x $ [_____]    =      $_______________
             (no. of new shares)                 (estimated            (amount enclosed)
subscription price)

(c) Total Amount of Payment Enclosed   =   $__________________

METHOD OF PAYMENT: Check or bank draft payable to “Cornerstone Total Return Fund, Inc.”.

IMPORTANT:  In the event that the Estimated Subscription Price is more than the Subscription Price on the Expiration Date, any resulting excess amount paid by you towards the purchase of Shares in this Rights Offering will be applied by the Fund towards the purchase of additional Shares under the Basic Subscription Privilege or, if you have exercised all of the Rights initially issued to you under the Basic Subscription Privilege, towards the purchase of an additional number of Shares pursuant to the Additional Subscription Privilege.  If you desire that such excess not be treated by the Fund as a request to acquire additional Shares in the Rights Offering, and that such excess be refunded to you, you must place an “X” in the box at the end of this sentence:  [   ]

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the shares of Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.
________________________________________________________
________________________________________________________
________________________________________________________

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s): ______________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed: _______________________________________
                                                  (Name of Bank or Firm)

By:                            _______________________________________
                                                     (Signature of Officer)

IMPORTANT:  The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF CORNERSTONE TOTAL RETURN FUND, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT AST FUND SOLUTIONS, LLC, THE INFORMATION AGENT, AT (800) 581-4001.